FIRST AMENDMENT TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       AND
                               FIRST AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                   PAINEWEBBER/GEODYNE INSTITUTIONAL/PENSION
                     ENERGY INCOME LIMITED PARTNERSHIP P-8


       The undersigned, desiring to amend its certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, Okla. Stat., tit. 54, Section 301 et seq. (1991) (the "Act"), do hereby state, and desiring to amend the Agreement of Limited Partnership of the Painewebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-8 dated as of February 28, 1992, do hereby state:

       1. The name of the limited partnership is "PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-8."

The date of filing of the original Certificate of Limited Partnership is February 28, 1992.

       2. The Certificate of Limited Partnership is hereby revised to change the name of the Limited Partnership to the following:

             Geodyne Institutional/Pension Energy Income Limited Partnership
             P-8

       3. (a) The Certificate of Limited Partnership is hereby revised to change the address of the limited partnership, which is the same address where the records of the limited partnership are kept, to Two West Second Street, Tulsa, Oklahoma 74103.

             (b) The Certificate of Limited Partnership is hereby revised to change the name and address for the registered agent for service of process to Geodyne Properties, Inc., Two West Second Street, Tulsa, OK 74103.

       4. The Certificate of Limited Partnership is hereby revised to change the name, mailing address, and business address of the general partner as follows:

                            Geodyne Properties, Inc.
                         Two West Second Street
                         Tulsa, OK 74103.

       5. The latest date upon which the limited partnership is to dissolve is February 28, 2012.

       6. The Agreement of Limited Partnership is hereby revised to replace the first sentence of Section 2.1 with the following:

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       The  Limited  Partnership  shall be  conducted  under  the  name  Geodyne
Institutional/Pension Energy Income Limited Partnership P-8.

       7. The Agreement of Limited Partnership is hereby revised to replace the third and fourth sentences of Section 2.1 with the following:

             The office and principal place of business of the Limited Partnership shall be c/o Geodyne Properties, Inc., Two West Second Street, Tulsa, Oklahoma 74103. The agent for service of process on the Limited Partnership shall be Geodyne Properties, Inc., Two West Second Street, Tulsa, OK 74103.

       8. In all other respects, the Agreement of Limited Partnership is hereby ratified and confirmed.

DATED:    February 24, 1993

                                         GENERAL PARTNER:

                                         Geodyne Properties, Inc.


                                         By: /s/ Michael E. Luttrell
                                             ----------------------------
                                             Michael E. Luttrell
                                             Executive Vice President

                                         Geodyne Properties, Inc.
                                         As Attorney--in-fact for any
                                         Substituted Limited Partners


                                         By: /s/ Michael E. Luttrell
                                             ----------------------------
                                             Michael E. Luttrell
                                             Executive Vice President


                                         LIMITED PARTNER:

                                         Geodyne Institutional
                                         Depositary Company


                                         By: /s/ Michael E. Luttrell
                                             ----------------------------
                                             Michael E. Luttrell
                                             Executive Vice President

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